UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2013

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2013, Biolase, Inc., a Delaware corporation ("the Company"), entered into an engagement letter (the "Engagement Letter"), with Northland Securities, Inc. (the "Placement Agent"), pursuant to which the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of shares of the Company’s common stock in a registered direct public offering (the "Offering"). Pursuant to the Engagement Letter, the Company agreed to pay the Placement Agent a cash fee equal to 5.0% of the aggregate gross proceeds raised in the Offering. The Company will also reimburse the Placement Agent for expenses actually incurred by it in connection with the offering in an amount not to exceed $40,000. The cash fee and the expense reimbursement are payable by the Company immediately upon the closing of the Offering.

In addition, on September 23, 2013, the Company and an institutional investor entered into a subscription agreement (the "Subscription Agreement"), pursuant to which the investor subscribed for 2,688,172 shares of the Company's common stock for gross proceeds of approximately $5.0 million. The purchase price per share is $1.86. The net proceeds to the Company from the Offering, after deducting the Placement Agent’s fees and expenses and the Company’s estimated offering expenses, are expected to be approximately $4.7 million. The Company intends to use the net proceeds it receives for working capital and for general corporate purposes. The Offering is expected to close on or about September 27, 2013, subject to the satisfaction of certain conditions as set forth in the Subscription Agreement.

The shares of common stock will be issued pursuant to a prospectus supplement, dated as of September 26, 2013 (and filed with the Securities and Exchange Commission (the "Commission") on September 27, 2013), which was filed with the Commission in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-190158), which became effective on September 19, 2013, and the base prospectus contained in such registration statement. This transaction will exhaust the securities available for sale under the Company’s $5.0 million shelf registration statement.

The Engagement Letter and the Subscription Agreement are attached hereto as Exhibits 1.1 and 10.1, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1 Engagement Letter, dated as of September 23, 2013, by and between Biolase, Inc. and Northland Securities, Inc.
10.1 Subscription Agreement, dated September 23, 2013, by and between Biolase, Inc. and the investor signatory thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

September 27, 2013	By:	/s/ Federico Pignatelli

Name: Federico Pignatelli
Title: Chairman and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

1.1	Engagement Letter, dated as of September 23, 2013, by and between Biolase, Inc. and Northland Securities, Inc.
10.1	Subscription Agreement, dated September 23, 2013, by and between Biolase, Inc. and the investor signatory thereto.